UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 3, 2004

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-07152	59-0671992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201 Deerfield Beach Florida	33442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 3, 2004, Antigua Masonry Products, Limited and Antigua Heavy Constructors, Limited (collectively “AMP”), direct and indirect subsidiaries of Devcon International Corp. (the “Company”), entered into an Agreement for Satisfaction of Indebtedness and Amendment No. 10 to St. John’s Dredging and Deep Water Pier Construction (the “Satisfaction Agreement”) with the government of Antigua and Barbuda (“Antigua”). Pursuant to the terms of the Satisfaction Agreement, AMP and Antigua agreed to a settlement in which approximately $29 million in debt owed by Antigua to AMP was deemed satisfied in exchange for certain cash payments made to AMP by Antigua as well as remittance of all outstanding tax assessments and other relief from current and future taxes and duties.

As a result of this Satisfaction Agreement and in exchange for the cancellation of the outstanding debt owed to AMP by Antigua, AMP received $11.5 million in cash, a commitment for an additional $937,000 cash over the next few months, a $7.5 million credit toward future withholding taxes incurred by AMP or the Company, plus remittance of all taxes and duties incurred through December 31, 2004.

The Satisfaction Agreement also settles the litigation over a $6 million assessment issued with respect to the Company’s subsidiaries in Antigua.

The foregoing description of the Satisfaction Agreement is qualified in its entirety by reference to the terms of the Satisfaction Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On December 3, 2004, AMP entered into the Satisfaction Agreement. Pursuant to the terms of the Satisfaction Agreement, approximately $29 million in debt owed by Antigua to AMP was deemed satisfied in exchange for certain cash payments made to AMP by Antigua, as well as remittance of all outstanding tax assessments and other relief from current and future taxes and duties. Accordingly, the two notes which evidenced this debt were surrendered by AMP to Antigua and cancelled. AMP incurred no penalties in connection with the cancellation of the notes. Other than in respect of this transaction and the agreements being terminated, there was no material relationship between Antigua and the Company, any of the Company’s affiliates or any of the Company’s officers and directors.

As a result of this Satisfaction Agreement and in exchange for the cancellation of the outstanding debt owed to AMP by Antigua, AMP received $11.5 million in cash, a commitment for an additional $937,000 cash over the next few months, a $7.5 million credit toward future withholding taxes incurred by AMP or the Company, plus remittance of all taxes and duties incurred through December 31, 2004.

The foregoing description of the Satisfaction Agreement is qualified in its entirety by reference to the terms of the Satisfaction Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The Company is attaching a copy of a press release dated December 6, 2004 as Exhibit 99.2

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Exhibits

10.1	Agreement for Satisfaction of Indebtedness and Amendment No. 10 to St. John’s Dredging and Deep Water Pier Construction

99.1	Press Release, dated December 6, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: December 8, 2004	By:	/s/ Jan Norelid
	Name:	Jan Norelid
	Title:	VP Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement for Satisfaction of Indebtedness and Amendment No. 10 to St. John’s Dredging and Deep Water Pier Construction

99.1	Press Release, dated December 6, 2004